ALLIANCE CAPITAL MANAGEMENT L.P.
                   1345 Avenue of the Americas
                     New York, New York 10105



                                    July 10, 2002


AllianceBernstein Blended Style Series, Inc.
1345 Avenue of the Americas
New York, New York  10105

Gentlemen:

            In connection with our purchase from you and your issuance to us of 9,700 shares of Advisor Class Common Stock, 100 shares of Class A Common Stock, 100 shares of Class B Common Stock and 100 shares of Class C Common Stock for an aggregate cash consideration of One Hundred Thousand Dollars ($100,000), this will confirm that we are buying such shares for investment for our account only and not with a view to reselling or otherwise distributing them.




                                 Very truly yours,

                                 ALLIANCE CAPITAL MANAGEMENT L.P.


                                 By:  Alliance Capital Management
                                 Corporation, its
                                        General Partner


                                 By:   /s/ John D. Carifa
                                       ------------------
                                       Name:  John D. Carifa
                                       Title:  President







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